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                                                                    EXHIBIT 23.1

                 CONSENT OF LEE KEELING AND ASSOCIATES, INC.

                       LEE KEELING AND ASSOCIATES, INC.

                            PETROLEUM CONSULTANTS
                          3500 FIRST NATIONAL TOWER
                              15 EAST 5TH STREET
                             TULSA, OKLAHOMA 74103
                                (918) 587-5521
                               FACSIMILE 587-2881



                                March 30, 1995





Patrick Petroleum Company
301 West Michigan Avenue
Jackson, Michigan  49201

Gentlemen:

Lee Keeling and Associates, Inc. ("Keeling"), hereby consents to the use of its name and reference to it in the Annual Report on Form 10-K of Patrick Petroleum Company for the year ended December 31, 1994.

                                                LEE KEELING AND ASSOCIATES, INC.



                                                By:   /s/ Kenneth Renberg
                                                   ----------------------------
                                                      Kenneth Renberg,
                                                      Vice President